UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 17, 2014

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with UIL Holdings Corporation’s proposed acquisition of the assets and certain liabilities of the Philadelphia Gas Works (“PGW acquisition”), on March 17, 2014, UIL Holdings Corporation (“UIL parent”) and its subsidiaries, The United Illuminating Company, The Southern Connecticut Gas Company, Connecticut Natural Gas Corporation and The Berkshire Gas Company (collectively with UIL parent, the “Borrowers”), entered into an Amendment No. 1 to their Amended and Restated Credit Agreement, dated as of November 30, 2011, among the Borrowers, the Banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The purpose of the Amendment No. 1 is to address provisions that would be impacted by the proposed PGW acquisition, including (i) amending the lien provisions to allow the existence of liens related to the proposed PGW acquisition, (ii) amending the debt restrictions to allow UIL parent, as borrower, to incur debt of up to $1.6 billion, subject to conditions and (iii) amending the debt covenant provisions to allow the Borrowers to maintain a ratio of Consolidated Debt to Consolidated Capital of not greater than 77 to 1.00, in connection with the proposed PGW acquisition, subject to conditions.

Section 2 — Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: March 21, 2014	By	/s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President and Chief Financial Officer